Associates Automobile Receivables Trust 2000-1

Monthly Servicer's Certificate

Accounting Date:	June 30, 2000
Determination Date:	July 13, 2000
Distribution Date:	July 17, 2000
Monthly Period Ending:	June 30, 2000
Last Month Distribution Date	June 22, 2000

This Certificate is delivered pursuant to Section 3.9 of the Sale and Servicing Agreement, dated as of June 1, 2000, among Associates Automobile Receivables Trust 2000-1 (the "Trust"), Arcadia Receivables Finance Corp., as seller, and Arcadia Financial Ltd., in its individual capacity and as Servicer, (the "Sale and Servicing Agreement"). Terms used and not otherwise defined herein have the meaning assigned them in the Sale and Servicing Agreement. Arcadia Financial Ltd., as Servicer under the Sale and Servicing Agreement, hereby certifies that the following information is true and correct for the Distribution Date and the Monthly Period set forth above.

Associates Automobile Receivables Trust 2000-1
Monthly Servicer's Certificate

I. Collection Account Summary

	Available Funds:
		Payments Received				$23,497,440.17
		Liquidation Proceeds (excluding Purchase Amounts)				$0.00
		Current Monthly Advances				54,890.17
		Amount of withdrawal, if any, from the Reserve Account				$0.00
		Monthly Advance Recoveries				$0.00
		Purchase Amounts-Warranty and Administrative Receivables				$269,486.33
		Income from investment of funds in Trust Accounts				$6,227.13
	Total Available Funds					$23,828,043.80

	Amounts Payable on Distribution Date:
		1. Trustee and other fees				$0.00
		2. Servicing Fee				$868,070.40
		3. Class A Interest Distributable Amount
		Class A-1 Interest				$985,262.50
		Class A-2 Interest				$456,805.56
		Class A-3 Interest				$1,525,902.78
		4. First Priority Principal Distribution Amount				$0.00
		5. Class M Interest Distributable Amount				$336,818.28
		6. Second Priority Principal Distribution Amount				$0.00
		7. Class B Interest Distributable Amount				$464,454.94
		8. Reserve Account Deposit				$0.00
		9. Regular Principal Distribution Amount				$19,190,729.34
		10. Certificate Distribution Amount				$0.00
	Total Amounts Payable on Distribution Date					$23,828,043.80
		Less: Servicing Fee				($868,070.40)
		Less: Investment Income				($6,227.13)
	Net Payment to Trustee					$22,953,746.27

II. Available Funds

	Collected Funds (see IV)
		Payments Received				$23,497,440.17
		Liquidation Proceeds (excluding Purchase Amounts)				-

	Purchase Amounts					$269,486.33

	Monthly Advances - current Monthly Period (net)					$54,890.17

	Income from investment of funds in Trust Accounts					$6,227.13

	Available Funds					$23,828,043.80

III. Amounts Payable on Distribution Date

a.	Taxes due and unpaid with respect to the Trust					$0.00
	(not otherwise paid by AFL or the Servicer)

b.	Outstanding Monthly Advances (not otherwise reimbursed					$0.00
	to Servicer and to be reimbursed on the Distribution Date)

c.	Accrued and unpaid fees (not otherwise paid by AFL or the Servicer):
		Owner Trustee				$0.00
		Administrator				$0.00
		Indenture Trustee				$0.00
		Lockbox Bank				$0.00
		Custodian				$0.00

d.	Basic Servicing Fee (not otherwise paid to Servicer)					$868,070.40

e.	Supplemental Servicing Fees (not otherwise paid to Servicer)					$0.00

g.	Payable from Note Interest Distribution Account
		Class A-1 Interest Distributable Amount				$985,262.50
		Class A-2 Interest Distributable Amount				$456,805.56
		Class A-3 Interest Distributable Amount				$1,525,902.78
		Class M Interest Distributable Amount				$336,818.28
		Class B Interest Distributable Amount				$464,454.94

h.	Payable from Note Principal Distribution Account
		Payable to Class A-1 Noteholders				$19,190,729.34
		Payable to Class A-2 Noteholders				$0.00
		Payable to Class A-3 Noteholders				$0.00
		Payable to Class M Noteholders				$0.00
		Payable to Class B Noteholders				$0.00

I.	Reserve Account Deposit					$0.00

	Total amounts payable on Distribution Date					$23,828,043.80

IV. Collected Funds

	Payments Received:
		Supplemental Servicing Fees				$0.00
		Amount allocable to interest				$12,606,552.98
		Amount allocable to principal				$10,890,887.19
		Amount allocable to Insurance Add-On Amounts				$0.00
		Amount allocable to Outstanding Monthly Advances (reimbursed				$0.00
		to the Servicer prior to deposit in the Collection Account)

	Total Payments Received					$23,497,440.17

	Liquidation Proceeds:
		Gross amount realized with respect to Liquidated Receivables				$0.00

		Less: (i) reasonable expenses incurred by Servicer				$0.00
		in connection with the collection of such Liquidated
		Receivables and the repossession and disposition
		of the related Financed Vehicles and (ii) amounts required to
		be refunded to Obligors on such Liquidated Receivables

	Net Liquidation Proceeds					$0.00

	Total Collected Funds					$23,497,440.17

V. Purchase Amounts Deposited in Collection Account

	Purchase Amounts - Warranty Receivables					$269,486.33
	Purchase Amounts - Administrative Receivables					$0.00

	Total Purchase Amounts					$269,486.33

VI. Reimbursement of Outstanding Monthly Advances

	Outstanding Monthly Advances					$0.00

	Outstanding Monthly Advances to be reimbursed out of					$54,890.17
	Available Funds on the Distribution Date

	Monthly Advances - Recoveries					$0.00

	Outstanding Monthly Advances - immediately following the Distribution Date					54,890.17

VII. Calculation of Interest and Principal Payments
A. Calculation of Class A-1 Interest Distributable Amount
	Class A-1 Interest Rate					6.854%
	Actual Days in Period					25
	Class A-1 Balance					$207,000,000.00
	Class A-1 Interest Carryover Shortfall					$0.00
	Class A-1 Interest Distributable Amount					$985,262.50

B. Calculation of Class A-2 Interest Distributable Amount
	Class A-2 Interest Rate					7.15%
	Days in Period (30/360 convention)					25
	Class A-2 Balance					$92,000,000.00
	Class A-2 Interest Carryover Shortfall					$0.00
	Class A-2 Interest Distributable Amount					$456,805.56

C. Calculation of Class A-3 Interest Distributable Amount
	Class A-3 Interest Rate					7.30%
	Days in Period (30/360 convention)					25
	Class A-3 Balance					$301,000,000.00
	Class A-3 Interest Carryover Shortfall					$0.00
	Class A-3 Interest Distributable Amount					$1,525,902.78

D. Calculation of Class M Interest Distributable Amount
	Class M Interest Rate					7.51%
	Days in Period (30/360 convention)					25
	Class M Balance					$64,583,000.00
	Class M Interest Carryover Shortfall					$0.00
	Class M Interest Distributable Amount					$336,818.28

E. Calculation of Class B Interest Distributable Amount
	Class B Interest Rate					7.83%
	Days in Period (30/360 convention)					25
	Class B Balance					$85,417,000.00
	Class B Interest Carryover Shortfall					$0.00
	Class B Interest Distributable Amount					$464,454.94

F. Calculation of First Priority Principal Distribution Amount
	Class A Note Balance					$600,000,000.00
	Pool Balance at End of Preceding Collection Period					$833,347,584.32
	Outstanding Balance of any Class of A Notes on or after the related Final Maturity Date
	First Priority Principal Distribution Amount					$0.00

G. Calculation of Second Priority Principal Distribution Amount
	Class A + Class M Note Balance					$664,583,000.00
	Pool Balance at End of Preceding Collection Period					$833,347,584.32
	First Priority Principal Distribution Amount					$0.00
	Outstanding Balance of the Class M Notes on or after the related Final Maturity Date
	Second Priority Principal Distribution Amount					$0.00

H. Regular Principal Distribution Amount
	Class A-1 Outstanding Principal Balance					$207,000,000.00
	Aggregate Note Balance					$750,000,000.00
	Pool Balance at End of Preceding Collection Period					$833,347,584.32
	Specified Overcollateralization Amount					$89,584,865.31
	Sum of First and Second Priority Principal Distribution Amounts					$0.00
	Outstanding Balance of the Class B Notes on or after the related Final Maturity Date
	Regular Principal Distribution Amount					$207,000,000.00

I. Interest Distribution Amount
	Class A-1 Interest Distributable Amount					$985,262.50
	Class A-2 Interest Distributable Amount					$456,805.56
	Class A-3 Interest Distributable Amount					$1,525,902.78
	Class M Interest Distributable Amount					$336,818.28
	Class B Interest Distributable Amount					$464,454.94
	Total Interest Distributable Amount					$3,769,244.06

J. Principal Distribution Amount
	First Priority Principal Distribution Amount					$0.00
	Second Priority Principal Distribution Amount					$0.00
	Regular Principal Distribution Amount					$207,000,000.00
	Principal Distribution Amount					$207,000,000.00

VIII. Reserve Account Computations
	Reserve Account Balance at Beginning of Period					$4,166,737.92
	Reserve Draw					$0.00
	Specified Reserve Account Balance					$4,166,737.92
	Required Deposit to Reserve Account					$0.00

IX. Specified Credit Enhancement Amount						$93,751,603.24

X. Specified Overcollateralization Amount						$89,584,865.31

XI. Calculation of Servicing Fees

	Aggregate Principal Balance as of the first day of the Monthly Period					$833,347,584.32
	Multiplied by Basic Servicing Fee Rate					1.25%
	Divided by months per year					12

	Basic Servicing Fee					$868,070.40
	Supplemental Servicing Fees					$0.00
	Total of Basic Servicing Fees and Supplemental Servicing Fees					$868,070.40

XII. Payment Waterfall

	Amounts Payable on Distribution Date:
		1. Reimbursement of Monthly Advances				$0.00
		2. Trustee and other fees				$0.00
		3. Servicing Fee				$868,070.40
		4. Class A Interest Distributable Amount
		Class A-1 Interest				$985,262.50
		Class A-2 Interest				$456,805.56
		Class A-3 Interest				$1,525,902.78
		5. First Priority Principal Distribution Amount				$0.00
		6. Class M Interest Distributable Amount				$336,818.28
		7. Second Priority Principal Distribution Amount				$0.00
		8. Class B Interest Distributable Amount				$464,454.94
		9. Reserve Account Deposit				$0.00
		10. Regular Principal Distribution Amount				$19,190,729.34
		11. Certificate Distribution Amount				$0.00
	Total Amounts Payable on Distribution Date					$23,828,043.80

XIII. Information for Preparation of Statements to Noteholders

	a. Aggregate principal balance of the Notes as of first day of Monthly Period
		Class A-1 Notes				$207,000,000.00
		Class A-2 Notes				$92,000,000.00
		Class A-3 Notes				$301,000,000.00
		Class M Notes				$64,583,000.00
		Class B Notes				$85,417,000.00

	b. Amount distributed to Noteholders allocable to principal
		Class A-1 Notes				$19,190,729.34
		Class A-2 Notes				$0.00
		Class A-3 Notes				$0.00
		Class M Notes				$0.00
		Class B Notes				$0.00

	c. Aggregate principal balance of the Notes (after giving effect to distributions on the Distribution Date)
		Class A-1 Notes				$187,809,270.66
		Class A-2 Notes				$92,000,000.00
		Class A-3 Notes				$301,000,000.00
		Class M Notes				$64,583,000.00
		Class B Notes				$85,417,000.00

	d. Interest distributed to Noteholders
		Class A-1 Notes				$985,262.50
		Class A-2 Notes				$456,805.56
		Class A-3 Notes				$1,525,902.78
		Class M Notes				$336,818.28
		Class B Notes				$464,454.94

	e. 1. Class A-1 Interest Carryover Shortfall, if any (and change in amount from preceding statement)					$0.00
	2. Class A-2 Interest Carryover Shortfall, if any (and change in amount from preceding statement)					$0.00
	3. Class A-3 Interest Carryover Shortfall, if any (and change in amount from preceding statement)					$0.00
	4. Class M Interest Carryover Shortfall, if any (and change in amount from preceding statement)					$0.00
	5. Class B Interest Carryover Shortfall, if any (and change in amount from preceding statement)					$0.00

	g. Total of Basic Servicing Fee, Supplemental Servicing Fees and other fees, if any, paid by the Trustee
	on behalf of the Trust					$868,070.40

	h. Note Pool Factors (after giving effect to distributions on the Distribution Date)
		Class A-1 Notes				90.73%
		Class A-2 Notes				100.00%
		Class A-3 Notes				100.00%
		Class M Notes				100.00%
		Class B Notes				100.00%

XIV. Pool Balance and Aggregate Principal Balance
	Pool Balance at beginning of Monthly Period					$833,347,584.32
	Pool Balance at end of Monthly Period					$822,187,210.80

Monthly Period Liquidated Receivables				Monthly Period Warranty Receivables

Loan #			Amount		Loan #	Amount
see attached listing			$0.00		see attached listing	$269,486.33

XV. Performance

	Original Pool Balance					$833,347,584.32
	Current Pool Balance					$822,187,210.80
	Age of the Pool (months)					1

Delinquency Rate
	Sum of Principal Balance of Accounts 30 or more Days Delinquent					$4,362,696.92
	Delinquency Ratio					0.53%

Default Rate
	Cumulative balance of defaults as of the current Accounting Date					$0.00

	Sum of Principal Balances of Receivables that became Liquidated Receivables					$269,486.33
	during the Monthly Period or that became Purchased Receivables during Monthly Period
	(if delinquent more than 30 days with respect to any portion of a Scheduled Payment at time
	of purchase)

	Cumulative balance of defaults as of the current Accounting Date					$269,486.33

Net Loss Rate
	Cumulative net losses as of the preceding Accounting Date					$0.00

	Aggregate of Principal Balances as of the Accounting Date					$1,813.06
	(plus accrued and unpaid interest thereon to the end of the
	Monthly Period) of all Receivables that became Liquidated
	Receivables or that became Purchased Receivables
	and that were delinquent more than 30 days with
	respect to any portion of a Scheduled Payment as of the
	Accounting Date

	Liquidation Proceeds Received by Trust					$0.00

	Cumulative net losses as of the current Accounting Date					$1,813.06